UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2022

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	85-1792291 (IRS Employer Identification No.)

150 Pierce Rd., Itasca, IL 60143
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 871-6408

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Agreement (as defined below) is incorporated herein by reference.

The description of the Agreement does not purport to be complete, and is qualified in their entirety by reference to the text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 29, 2022, Professional Warranty Services LLC (“PWS Parent”), a subsidiary of Kingsway Financial Services Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Agreement”) with Professional Warranty Service Corporation (“PWSC”), a majority-owned, indirect subsidiary of the Company, Tyler Gordy, the current president of PWSC (“Gordy”) and PCF Insurance Services of the West, LLC (“Buyer”), pursuant to which PWS Parent and Gordy sold PWSC to Buyer.

The purchase price paid by Buyer to PWS Parent and Gordy consisted of $51.2 million in base purchase price, subject to customary adjustments for net working capital and transaction expenses.  In addition, Gordy elected to roll over a portion of his ownership in PWSC for equity interests in an affiliate of Buyer.  To the extent the EBITDA of PWSC (as defined in the Agreement) for the one-year period following the sale transaction exceeds 103% of the EBITDA at the closing of the sale transaction (the “Closing EBITDA), PWS Parent and Gordy will also be entitled to receive an earn out payment in an amount equal to 5 times the EBITDA in excess of 103% of Closing EBITDA.

The Agreement contains customary representations and warranties of PWS Parent, PWSC and Buyer, including, among others, with respect to corporate organization, capitalization, financial statements, title to assets, intellectual property, material agreements and compliance with laws. The representations and warranties of each party set forth in the Agreement were made solely for the benefit of the other parties to the Agreement, and investors are not third-party beneficiaries of the Agreement. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Agreement, which may differ from what may be viewed as material by investors; (b) were made only as of the date of the Agreement or such other date as is specified in the Agreement; and (c) may have been included in the Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts.

The Agreement also provides for customary indemnification, including with respect to breaches of representations, warranties and covenants.  Buyer has obtained a representation and warranty insurance policy which will be Buyer’s sole recourse for losses related to breaches of representations and warranties by PWS Parent or PWSC in excess of the Indemnity Cap (as defined in the Agreement), subject to customary exceptions.

ITEM 2.02    Results of Operations and Financial Condition.

On August 4, 2022, the “Company” issued a press release regarding its financial results for the three and six-month period ended June 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K provided under this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On August 4, 2022, the Company issued a press release announcing the sale of PWSC pursuant to the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Exhibit Description

99.1                 Kingsway Financial Service Inc. Press Release dated August 4, 2022
99.2                 Unaudited Pro Forma Financial Information
104                  Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

Date: August 4, 2022	By:	/s/ Kent A. Hansen
Kent A. Hansen, Chief Financial Officer